Company Contacts: Telestone Technologies Corporation Ms. Yue Zhai, Secretary of the Board Phone: +86-10-6860 8335 x1105 E-mail: zhaiyue@telestone.com	Investor Relations Contact: CCG Investor Relations Mr. John Harmon, CFA, Sr. Account Manager Phone: +86-10-6561-6886 x807 (Beijing) E-mail: john.harmon@ccgir.com

For Immediate Release:

Telestone Technologies Issues Letter to Shareholders

BEIJING, China, March 3, 2011 -- Telestone Technologies Corporation (NASDAQ: TSTC) (“Telestone” or the “Company”), a leading developer and provider of telecommunications local access networks in China, today announced that the Company has issued a letter to shareholders in response to recent allegations made about the Company, its business and accounting practices by various investor websites. To read the complete shareholder letter, see the Form 8-K filed with the Securities and Exchange Commission on March 3, 2011 or the company’s website at http://ir.telestone.com/irwebsite/index.php.

In the letter, Telestone’s Chairman and CEO, Mr. Daqing Han, provides shareholders with detailed information regarding Telestone’s business model as a provider of integrated hardware and service projects, the operating environment related to China’s major telecom carriers, Telestone’s revenue recognition policies, its accounts receivables, its cash conversion cycle, and the Company’s future outlook.

“By reading the letter, we believe investors will gain a better understanding of our business operations and financial position.  We believe the allegations made regarding our Company are without merit and misuse the complicated operating environment related to China’s telecom carriers to distort the realities of our business.  We are dedicated to maintaining our corporate integrity and reputation and seek to protect the interests of our shareholders,” said Mr. Han.

“We remain committed to enhancing our R&D and manufacturing capabilities in an effort to maintain our industry leadership and expand our market share.  In the short term, we plan to launch additional new, proprietary WFDS-based solutions to residential, commercial and government customers.  We also plan to continue our overseas expansion efforts, leveraging our U.S. subsidiary, with an eye toward the European market over the next one to two years.  We are optimistic about the future and look forward to executing our growth plan and continuing to generate attractive financial performance in the future.”

About Telestone Technologies Corporation

Telestone is a leader and innovator in wireless local-access network technologies and solutions. The company has a global presence, with 30 sales offices throughout China and a network of international branch offices and sales agents. For more than 10 years, Telestone has installed radio-frequency (RF)-based 1G and 2G systems throughout China for its leading telecommunications companies. After intensive research on the needs of carriers in the 3G age, Telestone developed and commercialized its proprietary third-generation local-access network technology, WFDS(TM) (Wireless Fiber-optic Distribution System), which provides a scalable, multi-access local access network solution for China’s three cellular protocols. Telestone also offers services including project design, manufacturing, installation, maintenance and after-sales support. The Company has approximately 1,200 employees.

Safe Harbor Statement

This release contains certain "forward-looking statements" relating to the business of Telestone Technologies Corporation and its subsidiary companies. Forward looking statements can be identified by the use of forward-looking terminology such as "believes, expects" or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties, including all business uncertainties relating to product development, international expansion, marketing, market acceptance, competition in general and other factors that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission. Telestone Technologies is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.